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EXHIBIT (23)

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-64639, 33-34807, 333-130075 and 333-130076) and in the Registration Statements on Form S-3 (Nos. 333-152729 and 333-141452) of The Empire District Electric Company of our report dated February 20, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
February 20, 2009

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  EXHIBIT (23)